Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co., or such other name as requested by an authorized representative of The Depository Trust Company (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of The Depository Trust Company), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Registered                                                          Registered
  Number                                                               Amount
    1                                                               $100,000,000

                            TRANSOCEAN OFFSHORE INC.

                         7.45% NOTES DUE APRIL 15, 2027

     TRANSOCEAN OFFSHORE INC., a corporation duly organized and existing under the laws of Delaware (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to

                                                                ***Cede & Co.***

, or registered assigns, the principal sum of   **ONE HUNDRED MILLION**  DOLLARS

*100000000*

                                                             CUSIP 893817 AA 4
                                            SEE REVERSE FOR CERTAIN DEFINITIONS

on April 15, 2027, and to pay interest thereon from April 15, 1997, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on April 15 and October 15 in each year, commencing October 15, 1997 at the rate of 7.45% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the March 31 or September 30 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such Interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

   Payment of the principal of (and premium, if any) and interest on this Security will be made at the Corporate Trust Office of the Trustee in Houston, Texas, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, provided, however, that, at the option of the Company, payment of any interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

   Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

   Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereby by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: April 29, 1997

TRUSTEE'S AUTHENTICATION CERTIFICATE
This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                             Texas Commerce Bank National Association as Trustee By

                                Authorized Signature


                   [TRANSOCEAN OFFSHORE INC. CORPORATE SEAL]

                  TRANSOCEAN OFFSHORE INC.

Attest:                                By

/s/ ERIC B. BROWN                            /s/ J. MICHAEL TALBERT
Secretary                                   Chairman of the Board and
                                            Chief Executive Officer

                            TRANSOCEAN OFFSHORE INC.
                         7.45% NOTES DUE APRIL 15, 2027

  This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of April 15, 1997 (herein called the "Indenture"), between the Company and Texas Commerce Bank National
Association., as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $100,000,000.

  The Securities of this series may be redeemed at any time after April 15, 2007, at the option of the Company, in whole or from time to time in part, at a price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the Redemption Date plus the Make-Whole Premium, if any (the "Redemption Price"). The amount of the Make-Whole Premium with respect to any Security of this series (or portion thereof) to be redeemed will be equal to the excess, if any, of: (i) the sum of the present values, calculated as of the Redemption Date, of: (A) each interest payment that, but for such redemption, would have been payable on the Security (or portion thereof) being redeemed on each Interest Payment Date occurring after the Redemption Date (excluding any accrued interest for the period prior to the Redemption Date); and (B) the principal amount that, but for such redemption, would have been payable at the final maturity of the Security (or portion thereof) being redeemed; over (ii) the principal amount of the Security (or portion thereof) being redeemed. The present values of interest and principal payments referred to in clause (i) above will be determined in accordance with generally accepted principles of financial analysis. Such present values will be calculated by discounting the amount of each payment of interest or principal from the date that each such payment would have been payable, but for the redemption, to the Redemption Date at a discount rate equal to the Treasury Yield (as defined below) plus 20 basis points.

  The Make-Whole Premium shall be calculated by an independent investment banking institution of national standing appointed by the Company; provided, that if the Company fails to make such appointment at least 45 Business Days prior to the Redemption Date, or if the institution so appointed is unwilling or unable to make such calculation, such calculation shall be made by Goldman, Sachs & Co. or, if such firm is unwilling or unable to make such calculation, by an independent investment banking institution of national standing appointed by the Trustee (in any such case, an "Independent Investment Banker").

  For purposes of determining the Make-Whole Premium, "Treasury Yield" means a rate of interest per annum equal to the weekly average yield to maturity of United States Treasury Notes that have a constant maturity that corresponds to the remaining term to maturity of the Securities of this series, calculated to the nearest 1/12th of a year (the "Remaining Term"). The Treasury Yield shall be determined as of the third Business Day immediately preceding the applicable Redemption Date. The weekly average yields of United States Treasury Notes shall be determined by reference to the most recent statistical release published by the Federal Reserve Bank of New York and designated "H.15 (519) Selected Interest Rates" or any successor release (the "H.15 Statistical Release"). If the H.15 Statistical Release sets forth a weekly average yield for United States Treasury Notes having a constant maturity that is the same as the Remaining Term, then the Treasury Yield shall be equal to such weekly average yield. In all other cases, the Treasury Yield shall be calculated by interpolation, on a straight-line basis, between the weekly average yields on the United States Treasury Notes that have a constant maturity closest to and greater than the Remaining Term and the United States Treasury Notes that have a constant maturity closest to and less than the Remaining Term (in each case as set forth in the H.15 Statistical Release). Any weekly average yields so calculated by interpolation shall be rounded to the nearest 1/100th of 1%, with any figure of 1/200% or above being rounded upward. If weekly average yields for United States Treasury Notes are not available in the H.15 Statistical Release or otherwise, then the Treasury Yield shall be calculated by interpolation of comparable rates selected by the Independent Investment Banker.

  Periodic interest installments with respect to which the Interest Payment Date is on or prior to any Redemption Date will be payable to the Holders of record at the close of business on the relevant record dates referred to herein, all as provided in the Indenture.

  Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities of this series to be redeemed at his address appearing in the Securities Register. Securities of this series in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. On and after the Redemption Date interest will cease to accrue on Securities of this series or on the portions thereof called for redemption, as the case may be.

  The Securities of this series may be repaid, at the option of the registered Holders thereof, on April 15, 2007, together with the accrued and unpaid interest, if any, to the date of such repayment. In order for the Holders to exercise this option, the Company must receive at its office or agency in New York, New York, during the period beginning on February 15, 2007 and ending at 5:00 p.m. (New York City time) on March 15, 2007 (or if such date is not a Business Day, the next succeeding Business Day), the Securities to be repaid with the form entitled "Option to Elect Repayment on April 15, 2007" below duly completed. Any such notice received by the Company during the period beginning on February 15, 2007 and ending at 5:00 p.m. (New York City time) on March 15, 2007 shall be irrevocable. The repayment option may be exercised by a Holder of the Securities of this series for less than the entire principal amount of such Securities held by such Holder so long as the principal amount to be repaid is equal to an integral multiple of $1,000.

  Failure by the Company to repay the Securities of this series when required as described in the preceding paragraph shall result in an Event of Default.

  So long as the Securities of this series are represented by a global Security, notice of exercise of the right of repayment must be given in accordance with the policies and procedures of the Depository Trust Company in effect at the time of exercise.

  If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of all Securities at the time Outstanding to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of this series at the time Outstanding, on behalf of the Holders of all Securities of this series, and specified percentages in principal amount of all Securities at the time Outstanding, on behalf of the holders of all Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

  The Indenture contains provisions for the legal defeasance at any time of the entire indebtedness of the Company on this Security upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security. Upon compliance with such provisions, the Company shall be deemed to have paid and discharged the entire indebtedness on this Security and the Company's obligation to pay the principal of (and premium, if any) and interest on this Security shall cease, terminate and be completely discharged.

  The Indenture provides that no Holder of any Securities of any series may enforce any remedy under the Indenture except in the case of refusal or neglect of the Trustee to act after notice of default and request by the Holders of 25% in principal amount of Outstanding Securities in the series for which a remedy is sought to be enforced and the offer to the Trustee of reasonable indemnity.

  No reference herein to the Indenture and no provision of this Security or of the Indenture shall, without the consent of the Holder, alter or impair the right of the Holder, which is absolute and unconditional, to receive payment of principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency herein prescribed.

  As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

  The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.

  No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

  Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue; and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

  All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

--------------------------------------------------------------------------------

                  OPTION TO ELECT REPAYMENT ON APRIL 15, 2007

To Transocean Offshore Inc.

     The undersigned registered holder of this Security hereby irrevocably elects to have the entire principal amount of this Security, or portion hereof below designated, repaid on April 15, 2007, in accordance with the terms of the Indenture referred to in this Security, and directs that the amount deliverable upon the repayment together with any Securities representing any unrepaid principal amount hereof, be delivered to the registered holder hereof unless a different name has been indicated below. If the Securities are to be delivered registered in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

Dated:
---------------------------------------------

Fill in if amount due upon repayment is to be delivered, and if any Securities are to be issued, otherwise than to the registered holder.

---------------------------------------------------                                              ---------------------------------
---------------------------------------------------                                                         (Signature)
---------------------------------------------------
(Please print name and address, including zip             (Social Security Number or Other       Principal Amount of this
code.)                                                      Taxpayer Identifying Number)         Security to be Repaid
                                                     ------------------------------------------
                                                                                                  $ ------------------------------
                                                     ------------------------------------------

--------------------------------------------------------------------------------

                                 ABBREVIATIONS

  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM--  as tenants in common             UNIF GIFT MIN ACT --Custodian
TEN ENT--  as tenants by the entireties                       (Cust)     (Minor)

JT TEN --  as joint tenants with right of   under Uniform Gifts to Minors Act

           survivorship and not as tenants  ------------------------------------
           in common                        (State)

    Additional abbreviations may also be used though not in the above list.

                         ------------------------------

  FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s)
                                      unto

  Please Insert Social Security or
               Other
   Identifying Number of Assignee

------------------------------------
------------------------------------

________________________________________________________________________________
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

________________________________________________________________________________
the within Security and all rights thereunder, hereby irrevocably constituting and appointing

________________________________________________________________________________
to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated:
   NOTICE: The signature on this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.